UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2018

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-220997	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue

Suite 800

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 8.01. Other Events.

As previously disclosed, Starwood Real Estate Income Trust, Inc. (the “Company”) has registered with the Securities and Exchange Commission an offering of up to $5,000,000,000 in shares of common stock (the “Offering”). The terms of the Offering required the Company to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until the Company received subscriptions aggregating at least $150 million in shares of the Company’s common stock, in any combination of share classes.

As of December 21, 2018, the Company had satisfied the minimum offering requirement and the Company’s board of directors had authorized the release of proceeds from escrow. As of such date, the escrow agent released gross proceeds of approximately $165 million to the Company in connection with the sale of shares of the Company’s common stock.

A press release announcing the Company’s breaking of escrow is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

99.1	Press Release of Starwood Real Estate Income Trust, Inc. dated December 21, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Starwood Real Estate Income Trust, Inc. dated December 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: December 21, 2018	By:	/s/ Matthew Guttin
Matthew Guttin Chief Compliance Officer and Secretary